UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2007

MAN SANG HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-20877	87-0539570
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

21st Floor, Railway Plaza, 39 Chatham Road South,

Tsimshatsui, Kowloon,

Hong Kong SAR

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (852) 2317 5300

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.01 Changes in Registrant’s Certifying Accountant

(a)	Resignation of independent registered public accounting firm

On May 31, 2007, Moores Rowland Mazars (the “Former Auditors”) resigned as the independent auditors of Man Sang Holdings, Inc. (the “Company”), effective May 31, 2007, as a result of the amalgamation of their practices with Grant Thornton, effective June 1, 2007. Moores Rowland Mazars have been the Company’s auditors since June 30, 2004. The Audit Committee of the Company’s Board of Directors (the “Audit Committee”) approved the resignation of the Former Auditors on May 31, 2007.

The Former Auditors’ audit report on the Company’s consolidated financial statements for each of the past two fiscal years, did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years and through the subsequent interim period on or prior to May 31, 2007, (a) there were no disagreements between the Company and the Former Auditors on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Auditors, would have caused the Former Auditors to make reference to the subject matter of the disagreement in connection with its report; and (b) no reportable events as set forth in Item 304(a)(1)(v)(A) through (D) of Regulation S-K have occurred.

The Company has provided the Former Auditors with a copy of the disclosures in this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (the “SEC”) and has requested that the Former Auditors furnish it with a letter addressed to the SEC stating whether the Former Auditors agree with the above statements and if not, stating the respects in which it does not agree. A copy of such letter, dated May 31, 2007, is filed as Exhibit 16.1 hereto.

(b)	Engagement of new independent registered public accounting firm

On May 31, 2007, the Audit Committee appointed Grant Thornton as the Company’s new independent auditors (the “New Auditors”), effective from June 1, 2007.

During the Company’s two most recent fiscal years and subsequent interim period on or prior to June 1, 2007, the Company has not consulted with the New Auditors regarding the application of accounting principles to a specified transaction, either completed or proposed, or any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibit

(d)	Exhibits

16.1	Letter dated May 31, 2007 from Moores Rowland Mazars to the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on it behalf by the undersigned hereunto duly authorized.

Date: June 4, 2007	MAN SANG HOLDINGS, INC.

By: /s/ CHENG Chung Hing, Ricky

CHENG Chung Hing, Ricky
Chairman of the Board, President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter dated May 31, 2007 from Moores Rowland Mazars to the Securities and Exchange Commission